Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-56042, 333-103281, 333-103276, 333-103279, and 333-104434; Form S-3 Nos. 333-82726, 333-90994, 333-101120, and 333-103820) of ISTA Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 20, 2004, with respect to the consolidated financial statements of ISTA Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/    ERNST & YOUNG LLP

San Diego, California

March 24, 2004